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                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                 by and between


                               eMAGIN CORPORATION

                              a Nevada corporation


                                       and


                               eMAGIN CORPORATION

                             a Delaware corporation





                           Dated as of May [__], 2001


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

MERGER .......................................................................3

         Section 1.1.  Merger.................................................3
         Section 1.2.  Filing and Effectiveness...............................3
         Section 1.3.  Effect of the Merger...................................3

                                   ARTICLE II

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS.....................................4

         Section 2.1.  Certificate of Incorporation...........................4
         Section 2.2.  By-Laws................................................4
         Section 2.3.  Directors And Officers.................................4

                                   ARTICLE III

MANNER OF CONVERSION OF STOCK.................................................5

         Section 3.1.  Emagin-Nevada Common Stock.............................5
         Section 3.2.  Emagin-Delaware Common Stock...........................5
         Section 3.3.  Exchange Of Certificates...............................5

                                   ARTICLE IV

CONDITIONS....................................................................6

         Section 4.1.  Conditions to Obligations of eMagin-Delaware...........6
         Section 4.2.  Conditions To Obligations Of Emagin-Nevada.............6

                                    ARTICLE V

GENERAL.......................................................................7

         Section 5.1.  Further Assurances.....................................7
         Section 5.2.  Covenants of eMagin-Delaware...........................7
         Section 5.3.  Abandonment............................................7
         Section 5.4.  Amendment..............................................7
         Section 5.5.  Registered Office......................................7
         Section 5.6.  Agreement..............................................8
         Section 5.7.  Governing Law..........................................8
         Section 5.8.  Counterparts...........................................8


                                      (i)

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                                                                            Page

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER dated as of May ___, 2001 (the "Agreement") is entered into by and between eMagin Corporation, a Nevada corporation ("eMagin-Nevada ") with its principal address at 2070 Route 52, Hopewell Junction, New York 12533, and eMagin Corporation, a Delaware corporation ("eMagin-Delaware") with its principal address at 2070 Route 52, Hopewell Junction, New York 12533. eMagin-Delaware and eMagin-Nevada are sometimes referred to herein as the "Constituent Corporations."


                              W I T N E S S E T H :
                              - - - - - - - - - -


         WHEREAS, eMagin-Nevada is a corporation duly organized and existing under the laws of the State of Nevada and has an authorized capital of 76,350,000 shares of common stock, $0.001 par value. As of the date hereof, 25,069,143 shares of eMagin-Nevada common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

         WHEREAS, eMagin-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of series preferred stock, par value $.001 per share. As of the date hereof, 1000 shares of eMagin-Delaware common stock were issued and outstanding, all of which are held by eMagin-Nevada and no shares of series preferred stock were issued and outstanding.

         WHEREAS, the Boards of Directors of each of eMagin-Nevada and eMagin-Delaware have determined that it is advisable and in the best interests of each of eMagin-Nevada and eMagin-Delaware and their respective stockholders that eMagin-Nevada merge with and into eMagin-Delaware upon the terms and conditions herein provided for the purpose of effecting the reincorporation of eMagin-Nevada in the State of Delaware.

         WHEREAS, the Boards of Directors of eMagin-Nevada and eMagin-Delaware have, by appropriate resolutions, approved and adopted this Agreement and directed that it be submitted to the stockholders of eMagin-Nevada and eMagin-Delaware, respectively, for adoption, in each case with a recommendation that the stockholders vote in favor of the approval of this Agreement and the Merger.

         WHEREAS, the Board of Directors of eMagin-Nevada, acting on behalf of eMagin-Nevada in its capacity as sole stockholder of eMagin-Delaware, by appropriate resolutions duly authorized, has approved and adopted this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, eMagin-Delaware and eMagin-Nevada hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                      (ii)
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                                                                            Page
                                    ARTICLE I

                                     MERGER

         Section 1.1. Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Nevada Revised Statutes, at the Effective Time (as defined below) eMagin-Nevada shall be merged with and into eMagin-Delaware (the "Merger"), the separate existence of eMagin-Nevada shall cease and eMagin-Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and eMagin-Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be "eMagin Corporation".

         Section 1.2. Filing and Effectiveness. The Merger shall become effective at the later time (the "Effective Time") of (a) 11:59 p.m., July 16, 2001, and (y) such date and time as the following actions shall have been completed:

         (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of eMagin-Nevada representing a majority of the shares of common stock outstanding and entitled to vote in accordance with the requirements of the Nevada Revised Statutes;

         (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

         (c) An executed Certificate of Merger, in a form acceptable to the Secretary of State of the State of Delaware, shall have been filed with the State of Delaware; and

         (d) An executed Articles of Merger, in a form acceptable to the Secretary of State of the State of Nevada, shall have been filed with the State of Nevada.

         Section 1.3. Effect of the Merger. Upon the Effective Time of the Merger, the separate existence of eMagin-Nevada shall cease and eMagin-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Time of the Merger, (ii) shall be subject to all actions previously taken by its and eMagin-Nevada's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of eMagin-Nevada in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Time of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of eMagin-Nevada in the same manner as if eMagin-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Nevada Revised Statutes.


                                      (iii)
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                                                                            Page
                                   ARTICLE II

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         Section 2.1. Certificate of Incorporation. The Certificate of Incorporation of eMagin-Delaware as in effect immediately prior to the Effective Time of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         Section 2.2. By-Laws. The By-Laws of eMagin-Delaware as in effect immediately prior to the Effective Time of the Merger shall continue in full force and effect as the By-Laws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         Section 2.3. Directors And Officers. The directors and officers of eMagin-Nevada immediately prior to the Effective Time of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation or By-Laws of the Surviving Corporation. The directors of eMagin-Nevada immediately prior to the Effective Time of the Merger shall be divided into three classes, with the number of directors compromising each such class being as nearly equal as possible, and with each class serving as directors of the Surviving Corporation for rotating terms commencing at the Effective Time. For greater certainty, if the current Board of Directors of eMagin-Nevada are re-elected by the eMagin-Nevada stockholders at the 2001 Annual Meeting, then such Directors shall be divided into three classes, with each class serving as directors of the Surviving Corporation for rotating terms commencing at the Effective Time with terms expiring in 2002, 2003, and 2004.



                                   ARTICLE III

                          MANNER OF CONVERSION OF STOCK

         Section 3.1. Emagin-Nevada Common Stock. Upon the Effective Time of the Merger, each share of eMagin-Nevada common stock, $0.001 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of common stock, $0.001 par value, of the Surviving Corporation.

         Section 3.2. Emagin-Delaware Common Stock. Upon the Effective Time of the Merger, each share of common stock, $0.001 par value, of eMagin-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by eMagin-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.


                                      (iv)
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         Section 3.3. Exchange Of Certificates.

         (a) After the Effective Time of the Merger, each holder of an outstanding certificate representing shares of eMagin-Nevada common stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to such holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's common stock into which such holders' shares of eMagin-Nevada common stock were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of eMagin-Nevada common stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's common stock into which such shares of eMagin-Nevada common stock were converted in the Merger.

         (b) The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such outstanding certificate as provided in this Article III.

         (c) Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of eMagin-Nevada so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

         (d) If any certificate for shares of eMagin-Delaware common stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to eMagin-Delaware or the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of eMagin-Delaware that such tax has been paid or is not payable.


                                   ARTICLE IV

                                   CONDITIONS

         Section 4.1. Conditions to Obligations of eMagin-Delaware. The obligation of eMagin-Delaware to consummate the Merger is subject to the fulfillment, prior to or at the Effective Time, subject to the provisions of
Section 5.3, of each of the following conditions:

         (a) This Agreement shall have been approved by the duly adopted resolution of the Board of Directors of eMagin-Nevada, acting in its capacity as sole stockholder of eMagin-Delaware, or by the act of a duly authorized officer


                                      (v)
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                                                                            Page

of eMagin-Nevada otherwise authorized to vote the shares of stock of eMagin-Delaware owned by eMagin-Nevada.

         (b) All consents, authorizations, orders or approvals of any governmental commission, board, other regulatory body or any third party required in connection with the execution, delivery and performance of this Agreement shall have been obtained.

         (c) Any obligations of eMagin-Nevada to be performed pursuant to this Agreement prior to the Effective Time shall have been performed in all material respects.

         Section 4.2. Conditions To Obligations Of Emagin-Nevada. The obligation of eMagin-Nevada to consummate the Merger is subject to the fulfillment, prior to or at the Effective Time, subject to the provisions of Section 5.3, of each of the following conditions:

         (a) This Agreement and the Merger shall have been approved by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of stock of eMagin-Nevada having power to vote.

         (b) All consents, authorizations, orders or approvals of any governmental commission, board, other regulatory body or any third party required in connection with the execution, delivery and performance of this Agreement shall have been obtained.

         (c) Any obligations of eMagin-Delaware to be performed pursuant to this Agreement prior to the Effective Time shall have been performed in all material respects.


                                    ARTICLE V

                                     GENERAL

         Section 5.1. Further Assurances. From time to time, as and when required by eMagin-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of eMagin-Nevada such deeds and other instruments, and there shall be taken or caused to be taken by eMagin-Delaware and eMagin-Nevada such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by eMagin Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of eMagin-Nevada and otherwise to carry out the purposes of this Agreement, and the officers and directors of eMagin-Delaware are fully authorized in the name and on behalf of eMagin-Nevada or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         Section 5.2. Covenants of eMagin-Delaware. eMagin-Delaware covenants and agrees that it will, on or before the Effective Time of the Merger take such other actions as may be required by Delaware law or Nevada law to accomplish the Merger, including appointing an agent for service of process in the State of Nevada if and to the extent required under provisions of Nevada law.


                                      (vi)
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         Section 5.3. Abandonment. At any time before the filing of a
Certificate of Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State of the State of Nevada, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either eMagin-Nevada or eMagin-Delaware, or both, notwithstanding the approval of this Agreement by the stockholders of eMagin-Nevada or by the sole stockholder of eMagin-Delaware, or by both.

         Section 5.4. Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of Articles of Merger and a Certificate of Merger with the Secretaries of State of the States of Nevada and Delaware, respectively, provided that an amendment made subsequent to the adoption and approval of this Agreement and the Merger by the stockholders of either Constituent Corporation shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement, if in the case of clause (ii) or (iii) such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

         Section 5.5. Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at the Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of Newcastle, and the Corporation Trust Company, Inc. is the registered agent of the Surviving Corporation at such address.

         Section 5.6. Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 2070 Route 52, Hopewell Junction, NY 12533, and copies thereof will be furnished to any stockholder and to any creditor of either Constituent Corporation, upon request and without cost.

         Section 5.7. Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, to the extent applicable, the merger provisions of the Nevada Revised Statutes.

         Section 5.8. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


                                     (vii)
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         IN WITNESS WHEREOF, this Agreement is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.



                                      eMAGIN CORPORATION, a Delaware corporation


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                      eMAGIN CORPORATION, a Nevada corporation


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                     (viii)